Exhibit 4.15

REPURCHASE AGREEMENT

This REPURCHASE AGREEMENT (this “Agreement”) is entered into as of November 12, 2024, by and among ODDITY Tech Ltd., a company organized under the laws of the State of Israel (the “Company”), and LCGP3 Pro Makeup, L.P., a Delaware limited partnership (the “Seller”).

Background

WHEREAS, the Seller intends to sell and transfer Class A ordinary shares, par value NIS 0.001 per share, of the Company in a block trade to a broker executed in reliance on Section 4(a)(1) of the Securities Act of 1933, as amended, and Rule 144 promulgated thereunder (such shares, the “144 Shares”, and such transaction, the “144 Block Trade”); and

WHEREAS, the Seller desires to sell and transfer to the Company, and the Company desires to purchase from the Seller, at the price and upon the terms and conditions set forth in this Agreement, the number of Class A ordinary shares, par value NIS 0.001 per share, of the Company that may be purchased for a purchase price of $100,000,000 at the per share purchase price set forth below (such number of shares, subject to the rounding as set forth in Section 1(a), the “Purchased Shares”, and such transaction, the “Share Repurchase”).

THEREFORE, in consideration of the mutual covenants, representations, warranties and other agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

Agreement

1.Repurchase.

(a)Subject to the satisfaction or waiver of the conditions set forth in paragraph 1(b) and 1(c) below, the closing of the Share Repurchase (the “Closing”) shall take place at 10:00 AM Eastern time, on November 14, 2024, or such other time and date as is agreed to in writing by the Company and the Seller (such date, the “Closing Date”). At the Closing, the Seller hereby agrees to transfer, assign, sell, convey and deliver to the Company all of its right, title and interest in and to the Purchased Shares, free and clear of all liens, encumbrances or other security interests (other than (i) transfer restrictions under applicable securities laws and (ii) those arising from acts of the Company), and the Company hereby agrees to purchase and acquire from the Seller the Purchased Shares, in each case for a price per Purchased Share equal to the lesser of (i) the price per share received by the Seller for the sale of the 144 Shares in the 144 Block Trade and (ii) $49.00 (as applicable, the “Per Share Purchase Price”). The number of Purchased Shares shall be rounded down to the nearest whole share, so as to result in a purchase price below but as near as possible to $100,000,000.

(b)The obligation of the Company to purchase the Purchased Shares from the Seller for the Purchase Price (as defined below) shall be subject to (i) the consummation of the 144 Block Trade, (ii) the representations and warranties of the Seller set forth herein being true and correct in all material respects as of the Closing, (iii) the transactions contemplated hereby not having been restrained, enjoined or otherwise prohibited or made illegal by any applicable laws, statutes, ordinances, rules, regulations, judgments, injunctions, orders or decrees (each, a “Law”) or any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court, tribunal or arbitrator and any self-regulatory organization (each, a “Governmental Authority”) and (iv) the parties entering into an indemnity agreement satisfactory to the parties.

(c)The obligation of the Seller to sell the Purchased Shares to the Company for the Purchase Price shall be subject to (i) the consummation of the 144 Block Trade, (ii) the representations and warranties of the Company set forth herein being true and correct in all material respects as of the Closing, (iii) the transactions contemplated hereby not having been restrained, enjoined or otherwise prohibited or made illegal by any applicable Law or Governmental Authority and (iv) the parties entering into an indemnity agreement satisfactory to the parties.

(d)At the Closing, the Seller shall deliver, or cause to be delivered, all of its right, title and interest in and to the Purchased Shares to the Company’s account at Equiniti Trust Company, LLC via the Depository Trust Company’s Deposit and Withdrawal at Custodian (“DWAC”) service (or by way of any other appropriate method agreed in writing by the Company and the Seller), together, in each case, with any other documentation reasonably requested by the Company and reasonably necessary to transfer to the Company the right, title and interest in and to the Purchased Shares. On the Closing Date and substantially concurrently with receipt of the Purchased Shares, the Company shall pay to the Seller by wire transfer of immediately available funds to an account or accounts specified prior to the Closing Date by the Seller in writing, an amount of U.S. dollars equal to $100,000,000, subject to rounding as set forth in Section 1(a) (the “Purchase Price”).

2.Company Representations. In connection with the transactions contemplated hereby, the Company represents and warrants as of the date hereof and as of the Closing Date to the Seller that:

(a)The Company has been duly organized and validly exists as a company organized under the laws of the State of Israel. The Company has the requisite organizational power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(b)All consents, approvals, authorizations and orders necessary for the execution and delivery by the Company of this Agreement and for the purchase of the Purchased Shares hereunder have been obtained, except for such consents, approvals, authorizations and orders as would not, individually or in the aggregate, have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement (a “Company Material Adverse Effect”).

(c)This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

(d)The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not contravene (i) the articles of association of the Company, (ii) any agreement or other instrument binding upon the Company or (iii) any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, except, in the cases of clauses (ii) and (iii) above, for any such contravention as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(e)No broker, finder or similar agent has been employed by or on behalf of the Company, and no person or entity with which the Company has had any dealings or communications of any kind is entitled to any brokerage commission, finder’s fee or any similar compensation, in each case in connection with this Agreement or the transactions contemplated hereby.

(f)Except for the representations and warranties made by the Seller in Section 3, neither the Seller nor any other person makes any express or implied representation or warranty to the Company or any of its representatives. In particular, without limiting the foregoing disclaimer, the Company hereby agrees and acknowledges that neither the Seller nor any other person makes or has made any representation or warranty to the Company or any of its representatives, and neither the Company nor any of its representatives has relied on any representation or warranties in connection with this Agreement and the transactions contemplated hereby, in each case except for the representations and warranties made by the Seller in Section 3.

3.Representations of the Seller. In connection with the transactions contemplated hereby, the Seller represents and warrants as of the date hereof and as of the Closing Date to the Company that:

(a)The Seller has been duly organized and is validly existing as a limited partnership under the laws of the State of Delaware, with the requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(b)All consents, approvals, authorizations and orders necessary for the execution and delivery by the Seller of this Agreement and for the sale and delivery of the Purchased Shares hereunder have been obtained, except for such consents, approvals, authorizations and orders as would not, individually or in the aggregate, have a material adverse effect on the ability of the Seller to consummate the transactions contemplated by this Agreement (a “Seller Material Adverse Effect”).

(c)This Agreement has been duly executed and delivered by the Seller and constitutes a valid and binding agreement of the Seller, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

(d)The sale of the Purchased Shares by the Seller hereunder, the compliance by the Seller with the provisions of this Agreement and the consummation of the transactions contemplated herein will not contravene (i) the limited partnership agreement of the Seller, (ii) any agreement or other instrument binding upon the Seller or (iii) any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Seller, except, in the cases of clauses (ii) and (iii) above, for such contravention as would not, individually or in the aggregate, have a Seller Material Adverse Effect.

(e)As of the date hereof and until immediately prior to the delivery of the Purchased Shares to the Company at the Closing, the Seller holds and will hold good and valid title to the Purchased Shares free and clear of all liens, encumbrances or other security interests (other than (i) transfer restrictions under applicable securities laws and (ii) those arising from acts of the Company) with full dispositive power to perform its obligations hereunder; and, upon delivery of the Purchased Shares and payment therefor pursuant hereto, assuming that the Company has no notice of any adverse claims within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the state of New York from time to time (the “UCC”), the Company will acquire a valid security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to the Purchased Shares, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such security entitlement may be asserted against the Company.

(f)The Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Share Repurchase. The Seller has had full access to such information concerning the Company and the Share Repurchase as it has requested. The Seller has received all information that it believes is necessary or appropriate in connection with the Share Repurchase. The Seller is an informed and sophisticated party and has engaged, to the extent the Seller deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. The Seller acknowledges that it has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Seller in this Agreement.

(g)No broker, finder or similar agent has been employed by or on behalf of the Seller, and no person or entity with which the Seller has had any dealings or communications of any kind is entitled to any brokerage commission, finder’s fee or any similar compensation, in each case in connection with this Agreement or the transactions contemplated hereby.

(h)Except for the representations and warranties made by the Company in Section 2, neither the Company nor any other person makes any express or implied representation or warranty to the Seller or any of its representatives. In particular, without limiting the foregoing disclaimer, the Seller hereby agrees and acknowledges that neither the Company nor any other person makes or has made any representation or warranty to the Seller or any of its representatives, and neither the Seller nor any of its representatives has relied on any representation or warranties in connection with this Agreement and the transactions contemplated hereby, in each case except for the representations and warranties made by the Company in Section 2.

4.Termination. This Agreement may be terminated by a written instrument duly executed by the Company and the Seller. This Agreement shall automatically terminate and be of no further force and effect if the 144 Block Trade is not consummated on or prior to November 15, 2024.

5.Miscellaneous.

(a)Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b)Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(c)Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(d)Complete Agreement. This Agreement and any other agreements ancillary hereto and executed and delivered on the date hereof or on the Closing Date embody the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(e)Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Company and their respective successors and permitted assigns. Any purported assignment not permitted under this paragraph shall be null and void.

(f)No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and their successors and permitted assigns.

(g)Governing Law; Jurisdiction. This Agreement and any claim, controversy or dispute arising out of or related to this Agreement (whether in contract, tort or otherwise) will be governed by and construed in accordance with the laws of the State of New York. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. Each of the Company and the Seller agrees that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted and maintained only in any state or U.S. federal court in The City of New York and County of New York (and any appellate court therefrom), and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.

(h)Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement, that any breach of the provisions of this Agreement may cause the other parties irreparable harm, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(i)Costs and Expenses. Each party hereto shall pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

(j)Amendment and Waiver. The provisions of this Agreement may be amended, modified or waived only by a writing executed by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement, nor shall any waiver constitute a continuing waiver. Moreover, no failure by any party to insist upon strict performance of any of the provisions of this Agreement or to exercise any right or remedy arising out of a breach thereof shall constitute a waiver of any other provisions or any other breaches of this Agreement.

(k)Further Assurances. Each of the Company and the Seller shall execute and deliver such additional documents and instruments and shall take such further action as may be reasonably requested by the other party hereto and reasonably necessary or appropriate to effectuate fully the provisions of this Agreement.

[Signatures appear on the following pages]

IN WITNESS WHEREOF, the parties hereto have executed this Repurchase Agreement on the date first written above.

ODDITY TECH LTD.
By:	/s/ Oran Holtzman
	Name:	Oran Holtzman
	Title:	CEO

LCGP3 PRO MAKEUP, L.P.
By:	/s/ Michael Farello
	Name:	Michael Farello
	Title:	Authorized Person

[Signature Page to Repurchase Agreement]